Exhibit 99.1



                       EMPLOYMENT AGREEMENT


Gerald L. Detter ("Executive") and CNF Inc. ("Company"), for and in consideration of the mutual promises and covenants hereinafter set forth, do hereby enter into this Employment Agreement ("Agreement") as of December 6, 2004.

     1.   Employment, Duties, and Responsibilities

          1.1_ Employment

          Company hereby employs Executive, and Executive accepts employment and agrees to serve as Executive Advisor to the Chairman of the Board of Company ("Chairman").

          1.2  Duties and Responsibilities

          Executive shall report directly to the Chairman and shall have such duties and responsibilities as may be assigned to him from time to time by the Chairman.

          1.3  Term

          This Agreement shall be effective from December 6, 2004 through January 31, 2006.

          1.4  Location of Employment

          Company shall provide Executive with use of an office at Company's headquarters when Executive's duties require travel to Company's headquarters. At other times, Company agrees that Executive may discharge his duties in a location of his choice.

          1.5  Travel and Expense Reports

          Executive shall be eligible to engage in business travel, as requested by the Chairman, in accordance with Company's established travel policies applicable to executive officers of Company, and shall submit expense reports for approval by the Chairman.


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     2.   Compensation and Benefits

          2.1  Base Salary

          Executive's annual base salary shall be Five Hundred Forty Thousand Six Hundred Ninety Six dollars, payable weekly through Company's payroll system, less withholdings required by law or otherwise authorized by Executive.

          2.2  Incentive Compensation

          For the period commencing on January 1, 2005 and ending on December 31, 2005, Executive shall be entitled to participate in Company's standard annual Incentive Compensation Plan with a participation factor of 75% of his annual base salary.

          2.3  Benefits

          Executive shall remain eligible to participate in each of Company's qualified and non-qualified benefit plans in which he was an eligible participant immediately preceding the effective date of this Agreement, including Company's health plan, retirement plans, supplemental excess retirement plans, life insurance plans, long term care insurance plan, and deferred compensation plans; provided, however, that nothing in this Agreement shall be construed to limit Company's right to modify, amend or terminate any such plans according to their terms.

          2.4  Other Benefit Provisions

          The parties agree that, except as expressly provided herein, nothing in this Agreement shall be construed to limit, diminish, enlarge, or otherwise modify any vested or accrued rights Executive has, as of the date immediately preceding the effective date of this Agreement, under Company's vacation and/or PTO policies as well as Company's retirement plans, supplemental excess retirement plans, health plan, life insurance plans, long term care insurance plan (or discontinued plans in which Executive was a participant, but as to which Executive retains rights), including Company's: annual Incentive Compensation Plan and Operating Ratio Bonus Plan in which Executive was a participant for the calendar year ending on December 31, 2004; Value Management Plan for the three-year cycles ending December 31, 2004, December 31, 2005, and December 31, 2006; Deferred Compensation Plan for the years 1993 through 2004, inclusive; Stock Appreciation Rights Plan; Long Term Incentive Plan of 1988; and 1997 Equity and Incentive Plan, and equity grants thereunder.


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          2.5  Company Automobile

          During the Term of this Agreement, Executive shall continue to have the use of the Company-provided automobile available to him for his use immediately preceding the effective date of this Agreement, or a comparable replacement vehicle, and, upon expiration of the term of this Agreement, Company shall transfer title to such automobile to Executive; provided, however, that Executive shall be responsible for all licensing, registration and other such fees and costs associated with such transfer, as well as any income tax attributable to Executive as a result of the transfer of such title to him.

     3.   Covenants and Commitments by Executive

          3.1  Resignations and Retirement

          Executive agrees that he shall, as of the effective date of this Agreement,, resign as an officer and/or director of CNF Inc. and each and every CNF Inc. subsidiary and affiliate as to which he was an officer and/or director as of the date immediately preceding the effective date of this Agreement. Company understands and accepts that Executive has made an irrevocable decision to retire, pursuant to the terms of Company's qualified retirement plan, as of January 31, 2006.

          3.2  Non-Disparagement

          Executive agrees that he shall not make, participate in the making of, or encourage any other person to make, any statements, written or oral, which criticize or disparage the goodwill or reputation of Company, any of its affiliates or any of their respective past or present directors, officers, executives or employees.

          3.3  Public Statements

          Executive agrees that during the term of this Agreement, he shall, only when and as requested in writing by the Chairman, make such public statements or comments about Company, its performance, or its business operations as may be requested by the Chairman, including but not limited to written or oral communications with any of Company's current or potential investors or any analysts of Company's publicly traded securities.

          3.4  Trade Associations


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          Executive agrees that during the term  of this Agreement, he shall, only when and as requested in writing by the Chairman, attend or participate in meetings, seminars, symposia or other functions sponsored by business or trade associations.

          3.5  Sales Events

          Executive agrees that during the term of this Agreement, he shall, only when and as requested in writing by the Chairman, attend or participate in sales events sponsored by Company or any of its subsidiaries.

          3.6  Cooperation

          Executive agrees that during the term of this Agreement, he will comply fully with each and every reasonable request or instruction by the Chairman pertaining directly or indirectly to Executive's assigned duties.

          3.7  Protection of Confidential Information

          Executive agrees that he will not at any time, without the prior written consent of Company, either directly or indirectly use, divulge or communicate to any person or entity, in any manner, any privileged, confidential, or proprietary information of any kind concerning any matters affecting or relating to Company's or its subsidiaries' or affiliates' business, except if the disclosure (i) is required by law or (ii) disclosure involves information which had been lawfully revealed to Executive by a third party having no attorney-client or other confidentiality obligation to Company. This prohibition against disclosure includes, but is not limited to, Company's, and its affiliates' legal matters, technical data, systems and programs, financial and planning data, business development or strategic plans or data, marketing strategies, software development, product development, pricing, customer information, trade secrets, personnel information, and other privileged or confidential business information. Executive agrees to take every reasonable step to protect such privileged, confidential, or proprietary information from being disclosed to third parties. If Executive is required, or believes he may be required to disclose such privileged, confidential, or proprietary information pursuant to subpoena or other legal process, he will give Company prompt notice so that Company may object or take steps to prevent such disclosure; and

          3.8  Cooperation Following Termination


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          Executive agrees that  he  will,  during the term of this Agreement and for so long thereafter as Company may require, fully cooperate with Company in handling its legal and other matters in which he was involved or about which he has knowledge, such as answering inquiries from Company or its counsel, testifying in depositions and trials, and engaging in other efforts
on  behalf  of  Company  and  its  subsidiaries   and  affiliated  companies.
Executive agrees that following the term of this Agreement, he will make himself available upon reasonable notice at reasonable times and places in order to prepare for giving testimony, and to testify at deposition, trial or other legal proceedings, without Company having to serve him with a subpoena. Executive further expressly agrees that following the term of this Agreement, he will not be entitled to compensation, of any type or in any amount, for any of his time expended in such proceedings; provided, however, that Company agrees to reimburse Executive for reasonable out-of-pocket costs and expenses he incurs as a result of his obligation to cooperate with Company as provided herein.

     4.   Termination

          4.1  Termination By Executive

               4.1.1 For Good Reason

          Company agrees that any failure by Company to comply with its obligations as specified in Section 2, above shall constitute good reason for Executive to terminate this Agreement. The parties further agree that termination for good reason by Executive shall entitle Executive to a lump sum payment in an amount equal to the sum of any and all amounts to which he would otherwise be entitled if this Agreement continued in full force and effect through its term, including without limitation the value of any stock options or restricted stock grants that otherwise would vest.

               4.1.2 Without Good Reason

          Executive agrees that should he retire or otherwise terminate this Agreement prior to the end of its term for any reason other than good reason, as specified above, Company shall have no obligation whatsoever to pay him any further amount under this Agreement and further agrees that any stock options or restricted stock grants that are not vested shall lapse according to the terms of any such grants.

          4.2  Termination By Company

               4.2.1 For Cause

          Executive agrees that any failure by him to comply with his obligations as specified in Section 3, above, shall constitute cause for Company to terminate this Agreement and shall relieve Company of each and every of Company's obligations hereunder.

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               4.2.2 Without Cause

          Company agrees that in the event Company terminates this Agreement other than for cause, as specified above, Executive shall be entitled to the same payments and benefits as specified in Section 4.1.1, above.

          4.3  Severance

          Executive agrees that this Agreement shall supersede and extinguish any current or prior agreements with Company and/or its affiliates for compensation or benefits that might otherwise be payable to Executive in the event of a change of control, including his Severance Agreement with Company and his Severance Agreement with Con-Way Transportation Services, Inc. Executive expressly waives any rights under such agreements.

     1.   General Release


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          In consideration of the foregoing benefits,  and for other valuable consideration, Executive and his representatives, heirs, successors, and assigns do hereby completely release and forever discharge Company and any present or past subsidiaries and affiliates, and its and their present and former shareholders, officers, directors, agents, employees, attorneys, insurers, successors, and assigns (collectively, "Released Parties") from all claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character, known or unknown, mature or unmatured, which Executive may now have or has ever had, whether based on tort, contract (express or implied), or any federal, state, or local law, statute, public policy, or regulation (collectively, "Released Claims"). By way of example and not in limitation of the foregoing, Released Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act and any and all other federal, state and local equal employment opportunity laws; any claims for benefits or payments under his executive Severance Agreements with CNF Inc. and Con-Way Transportation Services, Inc., or any prior such agreements; any statutory or common law claims asserting breach of contract, breach of the covenant of good faith and
fair   dealing,   infliction   of  emotional   distress,   misrepresentation,
interference with contract or prospective economic advantage, defamation, invasion of privacy, claims of retaliation, wrongful discharge, or wrongful termination; and any claims for benefits arising under welfare plans
sponsored or adopted by Company and/or  any  affiliate.   Executive  likewise
releases the Released Parties from any and all obligations for attorneys' fees incurred in regard to the above claims, or otherwise. Notwithstanding the foregoing, Released Claims shall not include (i) any claims based on obligations created by or reaffirmed in this Agreement; (ii) any obligation Company may have for any compensation earned by and due Executive for work performed on or prior to the effective date of this Agreement; and (iii) any claims for indemnification under Company's and/or its affiliates' By-laws or insurance contracts attributable to Executive's service as a director,
officer   or   employee   of   Company  and/or  its   affiliates   (including
indemnification for attorney's fees); (iv) claims arising out of acts or omissions on or after the date of Executive's execution of this Agreement; and (v) claims for industrial injury or illness arising under any workers' compensation law.

     5    Waiver of Unknown Claims

          The parties understand and agree that Released Claims include not only claims presently known to Executive, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of Released Claims as described in Section 3, above. Executive understands that he may hereafter discover facts different from what he now believes to be true, which if known, could have materially affected this Agreement, but he nevertheless waives any claims or rights based on different or additional facts. Therefore, Executive waives any and all rights or benefits which he may now have, or in the future may have, under the terms of
Section 1542 of the California Civil Code (or any similar provision under the law of any other state) which provides as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     2.   Covenant Not to Sue

          Executive shall not sue or initiate against any Released Party any compliance review, action, or proceeding, or participate in the same, individually or as a member of a class, under any contract (express or implied), or any federal, state, or local law, statute, or regulation pertaining in any manner to Released Claims.

     3.   Nonadmission

          The parties understand that this is a compromise settlement of disputed claims and that the furnishing of the consideration for this Agreement shall not be deemed or construed at any time or for any purpose as an admission of liability by Company. The liability for any and all claims is expressly denied by Company.

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     4.   Integration

          This Agreement is final, complete, exclusive, unambiguous, and fully integrated with respect to its subject matter, such that no parol or other evidence shall be admissible to contradict, explain, or supplement this Agreement. All prior employment agreements, settlement agreements, negotiations, drafts, representations, stipulations, summaries, notices, and proposals by either party with respect to the subject matter of this Agreement are merged herein, extinguished, and superceded, except to the extent that the same have been expressly referred to in this Agreement as having continued effect.

          The parties understand and agree that this Agreement recites the sole consideration to be provided by Company to Executive and Executive's commitments and obligations to Company. Executive stipulates and agrees that no representation or promise has been made to Executive by Company, any person or entity, except as recited expressly in this Agreement. All agreements and understandings between the parties concerning compensation, fees and benefits to be provided to Executive are embodied and expressed in this Agreement.

     5.   Assignment, Successors and Assigns

          Executive agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void. Executive represents that he has not previously assigned or transferred any rights or obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, attorneys, and permitted assigns. This Agreement shall not benefit any other person or entity except as specifically enumerated in this Agreement.

     6.   Severability

          If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

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     7.   Governing Law

          This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     8.   Interpretation

          This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

     9.   Attorneys Fees and Costs

          The parties agree that in the event of a breach of this Agreement or any provision thereof, the party who is found not to be in breach shall be entitled to recover costs and reasonable attorneys fees.

     10.  Arbitration of Disputes/Venue

          In the event of any controversy arising from or concerning the interpretation or application of this Agreement, including the arbitrability of such controversy, whether such controversy is grounded in common or statutory law, the parties agree that such controversy shall be resolved exclusively through binding arbitration in Santa Clara County, California before a single neutral arbitrator selected jointly by the parties. The parties agree that this Section 15 is not an adhesive or unconscionable contract. The parties to the arbitration shall have all rights, remedies, and defenses available to them in a civil action for the issues in controversy. The Company shall be unconditionally responsible for the fees and expenses of the arbitrator. If, for any legal reason, a controversy subject to this Section 15 cannot be arbitrated as provided above, the parties agree that any civil action shall be brought in the United States District Court for the Northern District of California, San Jose Division, or, only if there is no basis for federal jurisdiction, in the Superior Court of the State of California in and for the County of Santa Clara. The parties further agree that any such civil action shall be tried to the court, sitting without a jury. The parties knowingly and voluntarily waive trial by jury.

     11.  Representation by Counsel


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          The  parties acknowledge that (i) they have had the opportunity  to consult counsel in regard to this Agreement, (ii) they have read and understand the Agreement and they are fully aware of its legal effect; and
(iii) they are entering into this Agreement freely and voluntarily, and based on each party's own judgment and not on any representations or promises made by the other party, other than those contained in this Agreement.

The parties have duly executed this Agreement as of the dates set forth below.



 /s/Gerald L. Detter
______________________________           Dated: December 6, 2004
          Gerald L. Detter

CNF Inc.


    /s/ W. Keith Kennedy Jr.
By:____________________________          Dated: December 6, 2004
          W Keith Kennedy, Jr.
         Chairman of the Board

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